Exhibit 10.17
AMENDMENT TO THE
COMMUNITY HEALTH SYSTEMS, INC.
2004 EMPLOYEE PERFORMANCE INCENTIVE PLAN
     WHEREAS, Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the Community Health Systems, Inc. 2004 Employee Performance Incentive Plan (the “Plan”) for the benefit of certain employees of the Company; and
     WHEREAS, the Company has retained the right to amend the Plan; and
     WHEREAS, the Company wishes to amend the Plan as set forth herein;
     NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of January 1, 2005:
1. Section 4.10 is hereby added to Article IV of the Plan, “Payment of Performance Incentive Awards,” to read as follows:
Notwithstanding any provision of this Plan to the contrary, in no event shall the payment of Awards or partial Awards under the terms of the Plan be made to the Participant later than the 15th day of the third month of the Fiscal Year following the end of the Fiscal Year for which the Awards have been determined.
2. Except as provided in this Amendment, the provisions of the Plan shall remain in full force and effect.
EXECUTED and EFFECTIVE as of the 10th day of December, 2008.

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Rachel A. Seifert

Title: Senior Vice President